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                                                                    EXHIBIT 99.3

                          [FORM OF HAIN'S PROXY CARD]

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE HAIN FOOD GROUP, INC. ("HAIN" OR THE "COMPANY"). The undersigned appoints Andrew R. Heyer, Irwin D. Simon and Gary M. Jacobs, jointly or individually, proxies, each with full power of substitution to vote all shares the undersigned is entitled to vote at the Special Meeting of stockholders of the Company on May 30, 2000, and any adjournments thereof, upon all matters as may properly come before the meeting. Without limiting the forgoing general authorization, the proxies are instructed to vote as indicated herein. IF NO INSTRUCTION IS GIVEN THE SHARES WILL BE VOTED "FOR" ITEMS 1, 2, 3, 4 AND 5 BELOW, EACH OF SAID ITEMS BEING MORE FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING AND THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, RECEIPT OF WHICH ARE HEREBY ACKNOWLEDGED.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS YOU VOTE "FOR" EACH OF THE ITEMS BELOW:

1. Approval of the issuance of shares of common stock, par value $.01 per share, of Hain to stockholders of Celestial Seasonings, Inc., a Delaware corporation ("Celestial"), pursuant to the Agreement and Plan of Merger dated as of March 5, 2000 between Celestial and Hain. The merger agreement is attached to the accompanying Joint Proxy Statement/Prospectus as Annex A.

            FOR  / /            AGAINST  / /            ABSTAIN  / /

2. Approval of the change of Hain's corporate name to The Hain Celestial Group, Inc. to be effective upon consummation of the merger.

            FOR  / /            AGAINST  / /            ABSTAIN  / /

3. To amend the Hain certificate of incorporation to increase the authorized number of shares of Hain common stock from 40 million to 100 million.

            FOR  / /            AGAINST  / /            ABSTAIN  / /
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4.  To amend the Hain 1994 Long Term Incentive and Stock Award Plan to
    (a) increase the number of shares issuable over the term of the plan by 3 million shares to 6.4 million shares in the aggregate and (b) increase the upper limit on the number of shares for which options or stock appreciation rights may be granted to any participant under the plan during any calendar year to 1 million shares.

            FOR  / /            AGAINST  / /            ABSTAIN  / /

5.  To adopt the Hain 2000 Directors Stock Option Plan.

            FOR  / /            AGAINST  / /            ABSTAIN  / /

                                              PLEASE COMPLETE ALL INFORMATION
                                              BELOW

                                              Signature: _______________________

                                              Signature: _______________________

                                              Dated: _____________________, 2000
                                                     Please sign exactly as
                                                     names appear hereon,
                                                     indicating official
                                                     position or representative
                                                     capacity, if any. If shares
                                                     are held jointly, both
                                                     owners should sign.